Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

June 9, 2015

SEARS HOLDINGS ANNOUNCES COMMENCEMENT OF

SERITAGE GROWTH PROPERTIES RIGHTS OFFERING

HOFFMAN ESTATES, Ill., June 9, 2015 — Sears Holdings Corporation (NASDAQ: SHLD) (“Sears Holdings”) today announced that Seritage Growth Properties (“Seritage”) has commenced a rights offering for at least 53,298,899 Class A common shares of Seritage pursuant to a Registration Statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). The SEC declared the Registration Statement effective on June 9, 2015.

Under the terms of the rights offering, Sears Holdings is distributing to its stockholders, at no charge, one transferable subscription right for every share of Sears Holdings common stock held of record as of 5:00 p.m., New York City time, on June 11, 2015, the previously announced record date. Each subscription right entitles the holder thereof to purchase one half of one common share of Seritage for each share of Sears Holdings common stock owned as of the record date at a purchase price of $29.58 per whole share. In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of the record date for the rights offering, Sears Holdings stockholders may oversubscribe for additional Seritage common shares as described in the Registration Statement.

The proceeds from the rights offering will be used to fund a portion of the purchase price for the acquisition from Sears Holdings of 235 Sears- and Kmart-branded stores and Sears Holdings’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company, which joint ventures collectively hold an additional 31 properties.

Seritage intends to lease the substantial majority of the acquired properties, including those owned by the joint ventures, back to Sears Holdings, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears Holdings and the joint ventures, Seritage has the right to recapture space from Sears Holdings, allowing Seritage to reconfigure and rent the recaptured space to third-party tenants over time.

The subscription rights are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRGRT.” Unless the rights offering is extended, trading of the subscription rights on the NYSE will cease at the close of business on June 26, 2015.

As soon as practicable after June 11, 2015, the record date for the rights offering, Sears Holdings will distribute subscription rights certificates to individuals who owned Sears Holdings common stock at 5:00 p.m., New York City time, on June 11, 2015. The rights offering will expire at 5:00 p.m., New York City time, on July 2, 2015, unless extended.

The rights offering will be made only by means of a prospectus filed with the SEC. The prospectus, including any supplements or amendments thereto, contains important information about the rights offering and Seritage, and holders of subscription rights are urged to read the prospectus carefully. Questions about the rights offering or requests for additional copies of the rights offering documents may be directed to Georgeson Inc., Sears Holdings’ information agent for the rights offering, by calling (866) 257-5415 (toll-free) or emailing SearsSeritageOffer@georgeson.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This communication includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the continued listing of Seritage’s Class A common shares on the NYSE, future trading of the common stock of Sears Holdings and common shares of Seritage and other statements that describe the companies’ plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering, such as the timing and certainty of the completion of that transaction, the intent of Sears Holdings’ investors to participate in the rights offering, the operational and financial profile of Sears Holdings or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus contained in the registration statement filed with the SEC by Seritage with respect to the rights offering. A detailed description of other risks relating to Sears Holdings are set forth in our most recent annual report on Form 10-K and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

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